T Cell Sciences, Inc.

Dear Stockholder:

        Please take note of the important information enclosed with this Proxy Ballot. You are encouraged to read carefully the enclosed proxy materials.

        Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

        Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

        Your vote must be received prior to the Special Meeting of Stockholders on August 21, 1998.

        Thank you in advance for your prompt consideration of these matters.

                                   Sincerely,

                                   T Cell Sciences, Inc.
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PROXY                                                                     PROXY

                              T Cell Sciences, Inc.

     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 21, 1998

         The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Una S. Ryan and Norman W. Gorin, and each of them, attorney or attorneys of the undersigned (with full power of substitution) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of T Cell Sciences, Inc. (the "Company"), to be held at the Company's headquarters located at 119 Fourth Avenue, Needham, Massachusetts on August 21, 1998 at 10:00 a.m. and any adjourned or postponed sessions thereof, and to vote and act upon the following matters in respect of all shares of stock of the Company that the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

         Attendance of the undersigned at the Special Meeting or at any adjourned or postponed sessions thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at the Special Meeting the intention of the undersigned to vote said shares in person. If the undersigned is not the registered direct holder of his or her shares, the undersigned must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person. If the undersigned hold(s) any of the shares of the Company in fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
         DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS
                       MADE, THE PROXIES SHALL VOTE "FOR"
                             PROPOSALS 1, 2 AND 3.

                This proxy is solicited on behalf of the Board of
                           Directors of the Company.

                PLEASE VOTE AND SIGN ON THE OTHER SIDE AND RETURN
                         PROMPTLY IN ENCLOSED ENVELOPE.


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

                                                                                    PLEASE MARK
                                                                                    YOUR VOTES AS        /X/
                                                                                    INDICATED IN
                                                                                    THIS EXAMPLE

Please sign this Proxy exactly as your name appears on the books of the Company.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and, where more than one name appears, a majority must sign. If a corporation, this signature should be that of any authorized officer, who should state his or her title.

1.      To approve the issuance of shares of the Company's             FOR           AGAINST              ABSTAIN
        common stock, $.001 par value per share                        /  /           /  /                 /  /
        (including the associated rights to purchase shares
        of the Company's Class C-1 Junior Participating
        Cumulative Preferred Stock), and warrants to
        acquire shares of T Cell common stock pursuant to
        an Agreement and Plan of Merger, dated as of
        May 12, 1998, by and among the Company,
        TC Merger Corp., a wholly-owned subsidiary
        of the Company, and Virus Research Institute, Inc.

2.      To approve an amendment to the Company's                       FOR           AGAINST              ABSTAIN
        Third Amended and Restated Certificate of                      /  /           /  /                 /  /
        Incorporation to change the name of the
        Company to AVANT Immunotherapeutics, Inc.

3.      To approve an amendment to the Company's                       FOR           AGAINST              ABSTAIN
        Third Amended and Restated Certificate of                      /  /           /  /                 /  /
        Incorporation to increase the number of authorized
        shares of the Company's common stock from
        50,000,000 to 75,000,000.

      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A VOTE FOR PROPOSALS 1, 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS. RECORD DATE SHARES: _____

SIGNATURE________________ DATE______    SIGNATURE________________ DATE________